Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Statements

On October 1, 2010, Radnet, Inc. (“RadNet”) completed its acquisition of Image Medical Corporation, parent of eRAD Inc. (“eRAD”). The following unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the completed acquisition, which was accounted for as an acquisition.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2010, and the unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2010 and the year ended December 31, 2009, are presented herein. The unaudited pro forma condensed consolidated balance sheet was prepared using the historical balance sheets of RadNet and eRAD as of September 30, 2010. The unaudited pro forma condensed consolidated statements of operations were prepared using the historical statements of operations of RadNet and eRAD for the nine months ended September 30, 2010 and for the year ended December 31, 2009.

The unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition as if it had been completed on September 30, 2010, and consolidates the unaudited condensed balance sheet of RadNet and eRAD. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2010 and for the year ended December 31, 2009 give effect to the acquisition as if it had occurred on January 1, 2009.

The unaudited pro forma condensed consolidated financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes and do not purport to represent what the financial position or results of operations actually would have been if the events described above occurred as of the dates indicated or what such financial position or results would be for any future periods. The unaudited pro forma condensed consolidated financial statements, and the accompanying notes, are based upon the respective historical consolidated financial statements of RadNet and eRAD, and should be read in conjunction with RadNet’s historical financial statements and related notes, RadNet’s “Management’s Discussion and Analysis of Financial Condition and Results of Operation” contained in RadNet’s Annual Report on Form 10-K for the year ended December 31, 2009, and eRAD’s financial statements presented herein.

RADNET, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(IN THOUSANDS)
As of September 30, 2010

			Pro forma		Pro forma
	RadNet	eRAD	adjustments		combined

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$24,462	$51	$(8,500	)(a)	$16,013
Accounts receivable, net	94,604	733	-		95,337
Prepaid expenses and other current assets	16,472	57	-		16,529
Total current assets	135,538	841	(8,500)		127,879
PROPERTY AND EQUIPMENT, NET	190,031	291	-	(i)	190,322
OTHER ASSETS
Goodwill	125,011	-	7,287	(b)	132,298
Other intangible assets	52,569	-	4,343	(b)	56,912
Deferred financing costs, net	16,003	-	-		16,003
Investment in joint ventures	16,020	-	-		16,020
Deposits and other	2,478	6	-		2,484
Total assets	$537,650	$1,138	$3,130		$541,919
LIABILITIES AND EQUITY DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$84,640	$628	$-		$85,268
Deferred compensation payable	-	2,031	(2,031	)(c)	-
Deferred revenue	-	1,361	-		1,361
Due to affiliates	2,382	-	-		2,382
Current portion of notes payable	8,043	6,118	(6,118	)(d)	8,043
Current portion of deferred rent	717	4	-		721
Obligations under capital leases, current portion	10,227	9	-		10,236
Total current liabilities	106,009	10,150	(8,148)		108,010
LONG-TERM LIABILITIES
Deferred rent, net of current portion	10,638	10	-		10,648
Deferred taxes	277	-	-		277
Notes payable, net of current portion	480,684	-	-		480,684
Notes payable to eRAD shareholders	-	-	2,250	(e)	2,250
Obligations under capital leases, net of current portion	6,565	7	-		6,572
Other non-current liabilities	21,004	-	-		21,004
Total liabilities	625,177	10,167	(5,898)		629,446
COMMITMENTS AND CONTINGENCIES
EQUITY DEFICIT
Common stock	4	-	-		4
Paid-in-capital	161,018	4,460	(4,460	)(f)	161,018
Accumulated other comprehensive loss	(2,453)	-	-		(2,453)
Accumulated deficit	(246,141)	(13,489)	13,489	(g)	(246,141)
Total Radnet, Inc.'s equity deficit	(87,572)	(9,029)	9,029		(87,572)
Noncontrolling interests	45	-	-		45
Total equity deficit	(87,527)	(9,029)	9,029		(87,527)
Total liabilities and equity deficit	$537,650	$1,138	$3,130		$541,919

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

RADNET, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(IN THOUSANDS EXCEPT SHARE DATA)
For the nine months ended September 30, 2010

			Pro forma	Pro forma
	RadNet	eRAD	adjustments	combined

NET REVENUE	$403,222	$3,761	$-	$406,983

OPERATING EXPENSES
Cost of operations	311,478	3,576	-	315,054
Depreciation and amortization	40,153	57	693 (i)	40,903
Provision for bad debts	24,603	-	-	24,603
Loss on sale of equipment	606	-	-	606
Severance costs	731	-	-	731

Total operating expenses	377,571	3,633	693	381,897

INCOME FROM OPERATIONS	25,651	128	(693)	25,086

OTHER EXPENSES
Interest expense	35,477	48	386 (h)	35,911
Loss on extinguishment of debt	9,871	-	-	9,871
Other expenses	1,971	6	-	1,977

Total other expenses	47,319	54	386	47,759

INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY
IN EARNINGS OF JOINT VENTURES	(21,668)	74	(1,079)	(22,673)

Benefit from (provision for) income taxes	(523)	2	-	(521)
Equity in earnings of joint ventures	6,114		-	6,114
NET INCOME (LOSS)	(16,077)	76	(1,079)	(17,080)
Net income attributable to noncontrolling interests	75	-	-	75
NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC.
COMMON STOCKHOLDERS	$(16,152)	$76	$(1,079)	$(17,155)

BASIC AND DILUTED NET LOSS PER SHARE
ATTRIBUTABLE TO RADNET, INC.
COMMON STOCKHOLDERS	$(0.44)			$(0.47)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	36,755,781			36,755,781

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

RADNET, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(IN THOUSANDS EXCEPT SHARE DATA)
For the year ended December 31, 2009

			Pro forma	Pro forma
	RadNet	eRAD	adjustments	combined

NET REVENUE	$524,368	$4,771	$-	$529,139

OPERATING EXPENSES
Cost of operations	397,753	5,220	-	402,973
Depreciation and amortization	53,800	62	924 (i)	54,786
Provision for bad debts	32,704	-	-	32,704
Loss on sale of equipment	523	-	-	523
Severance costs	731	-	-	731

Total operating expenses	485,511	5,282	924	491,717

INCOME (LOSS) FROM OPERATIONS	38,857	(511)	(924)	37,422

OTHER EXPENSES
Interest expense	49,193	197	505 (h)	49,895
Gain on bargain purchase	(1,387)	-	-	(1,387)
Other expenses (income)	1,239	(4)	-	1,235

Total other expenses	49,045	193	505	49,743

LOSS BEFORE INCOME TAXES AND EQUITY
IN EARNINGS OF JOINT VENTURES	(10,188)	(704)	(1,429)	(12,321)

Provision for income taxes	(443)	(12)	-	(455)
Equity in earnings of joint ventures	8,456		-	8,456
NET LOSS	(2,175)	(716)	(1,429)	(4,320)
Net income attributable to noncontrolling interests	92		-	92
NET LOSS ATTRIBUTABLE TO RADNET, INC.
COMMON STOCKHOLDERS	$(2,267)	$(716)	$(1,429)	$(4,412)

BASIC AND DILUTED NET LOSS PER SHARE
ATTRIBUTABLE TO RADNET, INC.
COMMON STOCKHOLDERS	$(0.06)			$(0.12)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	36,047,033			36,047,033

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

RadNet, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1.                      Basis of Presentation

The unaudited pro forma condensed consolidated statements of operations of RadNet, Inc. (“RadNet”) for the nine months ended September 30, 2010 and the year ended December 31, 2009 give effect to the acquisition of Image Medical Corporation, parent of eRAD, Inc. (“eRAD”) as if it had been completed on January 1, 2009. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2010 gives effect to the acquisition of eRAD as if it had occurred on September 30, 2010.

The unaudited pro forma condensed consolidated statements of operations and unaudited pro forma condensed consolidated balance sheet were derived by adjusting RadNet’s historical financial statements for the acquisition of eRAD. The unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statement of operations are provided for informational purposes only and should not be construed to be indicative of RadNet’s financial position or results of operations had the transaction been consummated on the dates indicated and do not project RadNet’s financial position or results of operations for any future period or date.

The unaudited pro forma condensed consolidated balance sheet and unaudited condensed consolidated statements of operations and accompanying notes should be read in conjunction with RadNet’s historical financial statements and related notes, RadNet’s “Management’s Discussion and Analysis of Financial Condition and Results of Operation” contained in RadNet’s Annual Report on Form 10-K for the year ended December 31, 2009, and eRAD’s financial statements presented herein.

Note 2.                      Preliminary Purchase Price

The unaudited pro forma condensed consolidated financial statements reflect a purchase price of $10,750,000. RadNet paid $8,500,000 of the purchase price in cash, and paid the remainder of the purchase price through the issuance of promissory notes to the shareholders of eRAD totaling $2,250,000.

The preliminary purchase price allocation as of September 30, 2010, subject to change pending completion of the final valuation and analysis, is as follows (in thousands):

Tangible assets	$1,138
Goodwill	7,287
Developed technology and in-process R&D	2,688
Trade name and customer relationships	1,655

Total assets acquired	12,768
Liabilities assumed	(2,018)
Net assets acquired	$10,750

Goodwill represents the excess of the purchase price over the fair value of the net assets acquired. Developed technology is being amortized on a straight-line basis over five years.

Note 3.                      Pro Forma Adjustments

The following pro forma adjustments are based upon management’s preliminary estimates of the value of the tangible and intangible assets acquired. These estimates are subject to finalization.

(a)	Represents the funds used for the acquisition.

(b)
Represents $7,287,000 of goodwill and $4,343,000 of other intangible assets resulting from the transaction, as if the acquisition had been completed on October 1, 2010. The final valuation of the purchase price allocation between goodwill and identifiable intangible assets has not yet been completed. These amounts represent RadNet’s best estimates and are subject to change pending completion of the final valuation and analysis.

(c)	Represents obligations under a deferred compensation policy that were settled using part of the $10,750,000 purchase price.

(d)	Represents loans payable to certain shareholders of eRAD that were settled using part of the $10,750,000 purchase price.

(e)	Represents promissory notes issued to the shareholders of eRAD as explained in Note 2 above.

(f)	Represents the elimination of the capital stock of eRAD upon RadNet’s purchase of eRAD.

(g)	Represents the elimination of eRAD’s accumulated deficit upon RadNet’s purchase of eRAD.